Press Release	Source: Vitro Diagnostics, Inc.

Vitro Achieves Milestone Resulting In Additional Funding

April 22, 2008

Aurora, Colorado-April 22, 2008-Vitro Diagnostics, Inc. (OTCBB: VODG), dba Vitro Biopharma, announced the initial distribution of stem cell-derived human beta islets to prospective customers. This was a condition to the exercise of warrants held by a group of private investors that will result in an additional infusion of capital into the Company. The distribution was made with the goal of stimulating sales of the Company's stem cell-derived products to these prospective customers.

Dr. Jim Musick, Vitro's President and CEO, said, "We are pleased to announce progress in the commercialization of our stem cell-derived human beta islets. Also, the anticipated additional capital infusion should allow us to continue the ongoing expansion of our manufacturing capacity, including: moving to a new facility, purchase of state-of-the-art equipment and pre-clinical studies of effectiveness. We intend to use our available resources to leverage our novel technology for production of human pancreatic beta islets from stem cells into the first firm to commercialize high-quality human beta islets that are consistently manufactured to exacting industrial standards."

The holders of 1,000,000 Class A warrants are now obligated to exercise these warrants at $0.125 per share potentially resulting in gross proceeds of $125,000 to the Company for the sale of 1,000,000 shares of common stock and 500,000 Class B warrants to these investors. The Class B warrants grant the holders the right to purchase an additional 500,000 shares of Company stock at $0.25 per share under specific terms and conditions.

THE SECURITIES DISCUSSED IN THIS RELEASE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR STATE SECURITIES' LAWS AND MAY NOT BE OFFERED OR SOLD IN THE UNITED STATES ABSENT REGISTRATION OR AN APPLICABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS.

About Vitro Diagnostics, Inc.

Vitro Diagnostics, Inc. dba Vitro Biopharma (OTCBB: VODG) has generated over 30 adult stem cell lines from human pancreatic tissues. Vitro owns patent-pending technology for the generation and differentiation of adult stem cell lines and has applied this technology to production of beta islets from stem cell lines generated by the Company. These cell lines may have application in drug development and discovery, diabetes research and therapy. The Company manufactures the VITROCELL™ brand of human pancreatic-derived cell lines and related products for research and commercial applications.

Safe Harbor Statement

Certain statements contained herein and subsequent statements made by and on behalf of the Company, whether oral or written may contain "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward- looking statements are identified by words such as "intends," "anticipates," "believes," "expects" and "hopes" and include, without limitation, statements regarding the Company's plan of business operations, product research and development activities, potential contractual arrangements, receipt of working capital, anticipated revenues and related expenditures. Factors that could cause actual results to differ materially include, among others, acceptability of the Company's products in the market place, general economic conditions, receipt of additional working capital, the overall state of the biotechnology industry and other factors set forth in the Company's filings with the Securities and Exchange Commission. Most of these factors are outside the control of the Company. Investors are cautioned not to put undue reliance on forward-looking statements. Except as otherwise required by applicable securities statutes or regulations, the Company disclaims any intent or obligation to update publicly these forward looking statements, whether as a result of new information, future events or otherwise.

CONTACT: Dr. James Musick

Chief Executive Officer

Vitro Diagnostics, Inc.

(720) 859-4120

E-mail: jim@vitrodiag.com

Source: Vitro Diagnostics, Inc.